4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:
Theodore Stalick, VP/CFO
(323) 937-1060
www.mercuryinsurance.com
For Release: August 3, 2009

Mercury General Corporation Announces Second Quarter Results and Declares
Quarterly Dividend

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the second quarter of 2009:

Consolidated Highlights

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2009	2008	$	%	2009	2008	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$637,405	$684,177	$(46,772)	(6.8)	$1,308,297	$1,413,443	$(105,146)	(7.4)
Net income	$114,447	$70,726	$43,721	61.8	$211,100	$66,765	$144,335	216.2
Net income per diluted share	$2.07	$1.29	$0.78	60.5	$3.83	$1.22	$2.61	213.9
Operating income (1)	$47,336	$47,004	$332	0.7	$93,335	$102,932	$(9,597)	(9.3)
Operating income per diluted share (1)	$0.86	$0.86	$-	-	$1.69	$1.88	$(0.19)	(10.1)
Positive (adverse) development on prior periods' loss reserves (2)	$31,000	$(9,000)	$40,000	-	$38,000	$(17,000)	$55,000	-
Severance related expenses (2)	$-	$-	$-	-	$8,000	$-	$8,000	-
Expense related to amortization of AIS deferred policy acquisition costs (2) (3)	$3,000	NA	NA	NA	$15,000	NA	NA	NA
Combined ratio	96.1%	97.0%	(0.9) pts	-	96.5%	96.2%	0.3 pts	-
Combined ratio-accident period basis (1)	100.8%	95.8%	5.0 pts	-	99.4%	95.1%	4.3 pts	-

(1)
These measures are not based on U.S. generally accepted accounting principles (“GAAP”) and are defined and reconciled to the most directly comparable GAAP measures in “Information Regarding Non-GAAP Measures.”

(2)	The amounts are estimated and rounded to the nearest million.
(3)
Represents the net expense related to Auto Insurance Specialists, LLC (“AIS”) deferred commissions at December 31, 2008 amortized in 2009 partially offset by deferred costs related to policy sales made by AIS in 2009. The Company expects no material impact after the second quarter of 2009.

(NA)	Not applicable

Net income in the second quarter 2009 was $114.4 million ($2.07 per share-diluted) compared with net income of $70.7 million ($1.29 per share-diluted) for the same period in 2008.  For the first six months of 2009, net income was $211.1 million ($3.83 per share-diluted) compared with net income of $66.8 million ($1.22 per share-diluted) for the same period in 2008.  Included in net income are net realized investment gains, net of tax, of $67.1 million ($1.21 per share-diluted) in the second quarter of 2009 compared with net realized investment gains, net of tax, of $23.7 million ($0.43 per share-diluted) for the same period in 2008, and net realized investment gains, net of tax, of $117.8 million ($2.14 per share-diluted) for the first six months of 2009 compared with net realized investment losses, net of tax, of $36.2 million ($0.66 per share) for the same period in 2008.  Operating income was $47.3 million ($0.86 per share-diluted) for the second quarter of 2009, a 0.7% increase over the same period in 2008, and $93.3 million ($1.69 per share-diluted) for the first six months of 2009, a 9.3% decrease over the same period in 2008.

As a result of the adoption of SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), changes in unrealized gains and losses on all investments that prior to such adoption were recorded as changes to accumulated other comprehensive income on the balance sheet are now recorded as realized gains and losses on the statement of operations.  Net realized investment gains, net of tax, of $67.1 million for the second quarter of 2009 and $117.8 million for the first six months of 2009 include gains, net of tax, of $80.4 million and $139.3 million, respectively, in accordance with SFAS No. 159.  Partially offsetting the gains were $15.9 million and $24.6 million in losses, net of tax, from the sale of securities during the second quarter and during the first six months of 2009, respectively.

Company-wide net premiums written were $637.4 million in the second quarter of 2009, a 6.8% decrease over the second quarter 2008 net premiums written of $684.2 million, and were approximately $1.3 billion for the first six months of 2009, a 7.4% decrease over the same period in 2008.

Net investment income of $36.2 million (after tax $32.6 million) in the second quarter of 2009 decreased by 7.1% over the same period in 2008.  The after-tax yield on investment income was 4.1% on average investments of $3.2 billion (fixed maturities, equities and short-term investments at cost) for the second quarter.  This compares with an after-tax yield on investment income of 4.0% on average investments of $3.5 billion (fixed maturities, equities and short-term investments at cost) for the same period in 2008.  Net investment income for the first six months of 2009 was $74.1 million (after tax $66.0 million), a decrease of 5.3% over the same period in 2008.  The after-tax yield on investment income was 4.1% on average assets of $3.2 billion (fixed maturities, equities and short-term investments at cost) for the first six months of 2009.  This compares with an after-tax yield on investment income of 4.0% on average investments of $3.5 billion (fixed maturities, equities and short-term investments at cost) for the same period in 2008.

The Board of Directors declared a quarterly dividend of $0.58 per share. The dividend is to be paid on September 30, 2009 to shareholders of record on September 16, 2009.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company’s website at www.mercuryinsurance.com.  The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through August 9, 2009. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International).  The conference ID# is 20297214. The replay will also be available on the Company’s website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  The statements contained in this press release are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company.  Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties:  changes in the demand for the Company’s insurance products, inflation and in general economic conditions, including the impact of current economic conditions on the Company's market and investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company’s investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general; the Company’s ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company’s success in managing its business in states outside of California; the Company’s ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.  For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with U.S. generally accepted accounting principles. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax.  Net income is the GAAP measure that is most directly comparable to operating income.
Operating income is used by management along with the other components of net income to assess the Company’s performance. Management uses operating income as an important measure to evaluate the results of the Company’s insurance business. Management believes that operating income provides investors with a valuable measure of the Company’s ongoing performance as it reveals trends in the Company’s insurance business that may be obscured by the net effect of realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of the Company’s core insurance business. Therefore, the Company believes that it is useful for investors to evaluate net income and operating income separately when reviewing and evaluating its performance.  Operating income is meant as supplemental information and it should not be considered as a substitute for net income and does not reflect the overall profitability of our business.  It should be read in conjunction with the GAAP financial results.  The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	Total		Per diluted share		Total		Per diluted share (1)
	2009	2008	2009	2008	2009	2008	2009	2008
(000's except per-share amounts)
Operating income	$47,336	$47,004	$0.86	$0.86	$93,335	$102,932	$1.69	$1.88
Net realized investment gains (losses), net of tax	67,111	23,722	1.21	0.43	117,765	(36,167)	2.14	(0.66)
Net income	$114,447	$70,726	$2.07	$1.29	$211,100	$66,765	$3.83	$1.22

(1)	The dilutive impact of incremental shares is excluded from loss positions in 2008 in accordance with GAAP.

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace net premiums earned. It should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods’ loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company’s business that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Combined ratio-accident period basis	100.8%	95.8%	99.4%	95.1%
Effect of estimated prior periods' loss development	-4.7%	1.2%	-2.9%	1.1%
Combined ratio	96.1%	97.0%	96.5%	96.2%

Mercury General Corporation and Subsidiaries
Summary of Operating Results
(000's except per-share amounts and ratios)
(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net premiums written	$637,405	$684,177	$1,308,297	$1,413,443
Net premiums earned	659,211	711,204	1,325,274	1,432,120
Paid losses and loss adjustment expenses	467,333	511,322	952,799	1,056,254
Incurred losses and loss adjustment expenses	445,463	489,545	889,755	973,018
Net investment income	36,212	38,995	74,126	78,294
Net realized investment gains (losses), net of tax	67,111	23,722	117,765	(36,167)
Net income	$114,447	$70,726	$211,100	$66,765

Basic average shares outstanding	54,770	54,734	54,769	54,732

Diluted average shares outstanding	55,320	54,997	55,166	54,895

Basic Per Share Data
Net income	$2.09	$1.29	$3.85	$1.22

Net realized investment gains (losses), net of tax	$1.23	$0.43	$2.15	$(0.66)

Diluted Per Share Data
Net income	$2.07	$1.29	$3.83	$1.22

Net realized investment gains (losses), net of tax (a)	$1.21	$0.43	$2.14	$(0.66)

Operating Ratios-GAAP Basis
Loss ratio	67.6%	68.8%	67.2%	67.9%
Expense ratio	28.5%	28.2%	29.3%	28.3%
Combined ratio	96.1%	97.0%	96.5%	96.2%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$637,405	$684,177	$1,308,297	$1,413,443
Increase in unearned premiums	21,806	27,027	16,977	18,677
Net premiums earned	$659,211	$711,204	$1,325,274	$1,432,120

Paid losses and loss adjustment expenses	$467,333	$511,322	$952,799	$1,056,254
Decrease in net loss and loss adjustment expense reserves	(21,870)	(21,777)	(63,044)	(83,236)
Incurred losses and loss adjustment expenses	$445,463	$489,545	$889,755	$973,018

(a) The dilutive impact of incremental shares in 2008 is excluded from loss positions in accordance with GAAP

Mercury General Corporation and Subsidiaries
Condensed Balance Sheets and Other Information
(000's except per-share amounts and ratios)
(unaudited)

	June 30, 2009	December 31, 2008

Investments:
Fixed maturities trading, at fair value (amortized cost $2,724,175; $2,728,471)	$2,624,812	$2,481,673
Equity securities trading, at fair value (cost $348,285; $403,773)	258,813	247,391
Short-term investments, at fair value (amortized cost $94,574; $208,278)	94,557	204,756
Total investments	2,978,182	2,933,820
Net receivables	328,391	339,992
Deferred policy acquisition costs	181,132	200,005
Other assets	654,166	476,378
Total assets	$4,141,871	$3,950,195

Losses and loss adjustment expenses	$1,070,003	$1,133,508
Unearned premiums	862,706	879,651
Notes payable	273,426	158,625
Other liabilities	293,190	284,360
Shareholders' equity	1,642,546	1,494,051
Total liabilities and shareholders' equity	$4,141,871	$3,950,195

Common stock-shares outstanding	54,770	54,764
Book value per share	$29.99	$27.28
Estimated statutory surplus	$1.4 billion	$1.4 billion
Estimated premiums written to surplus ratio	1.9	2.0
Debt to total capital ratio	14.3%	9.6%
Portfolio duration	6.1 years	6.5 years
Policies-in-Force (Companywide "PIF")
Personal Auto PIF	1,304	1,321
Homeowners PIF	315	303